UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On May 12, 2006, Rainmaker Systems, Inc., a Delaware corporation (“Rainmaker”), entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with Business Telemetry, Inc. (d/b/a Metrics Corporation), a California corporation (“Metrics”), and Kenneth S. Forbes, III, as representative of the shareholders of Metrics. There are no material relationships between Rainmaker or any of its affiliates and any of the parties to the Purchase Agreement and related agreements, other than in respect of such agreements themselves.

Pursuant to the Purchase Agreement, Rainmaker acquired certain of the assets of Metrics, including certain software and related intellectual property. Under the terms of the Purchase Agreement, Rainmaker issued 158,480 shares of common stock in exchange for the assets. Also, the shareholders of Metrics entered into non-compete agreements with Rainmaker and accepted employment positions with Rainmaker.

Rainmaker has agreed to file a registration statement with the Securities and Exchange Commission by July 12, 2006 with respect to the shares that were issued to Metrics. Such shares are initially subject to a contractual prohibition of sale that will be removed as follows: 39,620 of such shares will be available for public sale commencing 91 days after the closing; an additional 39,620 of such shares will be available for public sale commencing 181 days from the closing; an additional 39,620 of such shares will be available for public sale commencing 281 days from the closing; and the remaining 39,620 of such shares will be available for public sale commencing 366 days from the closing. In addition, 31,696 shares of the common stock consideration have been placed in escrow to secure certain indemnity obligations under the Purchase Agreement and will not be released until twelve months after the closing, subject to adjustment.

Item 3.02 – Unregistered Sales of Equity Securities

In connection with the asset purchase discussed in Item 1.01 and Item 2.01 of this Form 8-K, the shares of Rainmaker common stock issued to Metrics were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Asset Purchase Agreement, dated as of May 12, 2006, by and among Rainmaker Systems, Inc., Business Telemetry, Inc., The Shareholders identified on the signature page thereto, and Kenneth S. Forbes, III, as Representative.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

May 16, 2006	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer